EXHIBIT 21.1




SUBSIDIARIES OF MICHAEL FOODS, INC.

                                                                 STATE
NAME                                                       OF INCORPORATION
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Crystal Farms Refrigerated Distribution Company                Minnesota
Northern Star Co.                                              Minnesota
Kohler Mix Specialties, Inc.                                   Minnesota
M. G. Waldbaum Company                                         Nebraska
Papetti's Hygrade Egg Products, Inc.                           Minnesota
Casa Trucking, Inc.                                            Minnesota
Wisco Farm Cooperative                                         Wisconsin
WFC, Inc.                                                      Wisconsin
Farm Fresh Foods, Inc.                                        California
Michael Foods of Delaware, Inc.                                Delaware
Midwest Mix, Inc.                                              Minnesota
Minnesota Products, Inc.                                       Minnesota
MIKLFS Corporation                                          Virgin Islands
R&P Liquid Egg Technology Limited Partnership                  New Jersey
Papetti Electroheating Corporation                             New Jersey